EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Preliminary Prospectus included in the Registration Statement on Form S−1 of SOBR Safe, Inc. of our report dated March 29, 2024 relating to our audit of the December 31, 2023 consolidated financial statements of SOBR Safe, Inc., which appear in the Annual Report on Form 10-K of SOBR Safe, Inc. for the year ended December 31, 2023.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Haynie & Company

Haynie & Company Salt Lake City, Utah December 10, 2024